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SMC CORPORATION                                                      EXHIBIT 11
STATEMENT OF CALCULATION OF AVERAGE
COMMON SHARES OUTSTANDING

                                                                Three Months            Nine Months
                                                                    Ended                  Ended
                                                             September 30, 1996     September 30, 1996

Primary Earnings Per Share:

     Weighted average number of shares                              6,563,064              6,563,064

     Stock option plan shares to be issued at
     prices ranging from $7.25 to $11.50 per share                    943,000                943,000

     Warrant issues at a price of $9.30 per share                     125,000                125,000

     Less:   Assumed purchase of shares by the Company
             at the average market price during the period
             using the proceeds received upon the assumed
             exercise of the outstanding options and warrants.       (888,318)              (975,570)
                                                                    ---------             ----------

             Total Primary Shares                                   6,742,746              6,655,494
                                                                    =========              =========



Fully Diluted Earnings Per Share:

     Weighted average number of shares                              6,563,064              6,563,064

     Stock option plan shares to be issued at prices
     ranging from $7.25 to $11.50 per share                           943,000                943,000

     Warrant issues at a price of $9.30 per share                     125,000                125,000

     Less:   Assumed purchase of shares by the Company at
             the higher of ending or average market price
             during the period using the proceeds received upon
             the assumed exercise of the outstanding options
             and warrants                                            (805,075)              (916,482)
                                                                    ---------              ---------

             Total Diluted Shares (1)                               6,825,989              6,714,582
                                                                    =========              =========


(1) Fully diluted EPS was not presented as its effect was less than 3% of primary earnings per share.
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